News Release	TRW Automotive 12001 Tech Center Drive
Livonia, MI 48150

Investor Relations Contact:
Patrick R. Stobb
(734) 855-3140

Media Contact:
Manley Ford
(734) 855-2616
TRW Announces Pricing of Senior Notes
LIVONIA, MICHIGAN, March 15, 2007 — TRW Automotive Holdings Corp. (NYSE: TRW), through its subsidiary TRW Automotive Inc., has finalized the terms of its previously announced Senior Notes offering. The Company will issue $500,000,000 in principal amount of 7% Senior Notes due 2014, €275,000,000 in principal amount of 6-3/8% Senior Notes due 2014 and $600,000,000 in principal amount of 7-1/4% Senior Notes due 2017 (collectively, the “Notes”). The Company anticipates that consummation of the offering will occur on March 26, 2007.
The Company intends to use the proceeds from this offering to consummate its previously announced tender offers and consent solicitations for its outstanding $825 million 9-3/8% Senior Notes due 2013, €130 million 10-1/8% Senior Notes due 2013, $195 million 11% Senior Subordinated Notes due 2013 and its €81 million 11-3/4% Senior Subordinated Notes due 2013, as well as to pay for related fees and expenses.
The Notes will be issued in a private placement and are expected to be resold by the initial purchasers to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The offer of the Notes will be made only by means of an offering memorandum to qualified investors and has not been registered under the Securities Act, and the Notes may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any of these securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.
About TRW
With 2006 sales of $13.1 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, employs approximately 63,800 people in 26 countries.
TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services.
All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated. TRW Automotive news is available on the internet at www.trwauto.com.
Forward-Looking Statements
This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those contained in forward-looking statements made in this release. Such risks, uncertainties and other important factors which could cause our actual results to differ materially from those contained in our forward-looking statements are set forth in our Report on Form 10-K for the fiscal year ended December 31, 2006 (the “10-K”), and include the Company’s ability to complete the offering and other transactions described above successfully. Such transactions are subject to various risks, many of which are outside of its control, including prevailing conditions in the capital markets and other risks and uncertainties as detailed from time to time in the reports filed by TRW Automotive Holdings Corp. with the Securities and Exchange Commission (the “SEC”). Such risks, uncertainties and other important factors also include: production cuts or restructuring by our major customers; work stoppages or other labor issues at the facilities of our customers or suppliers; non-performance by, or insolvency of, our suppliers and customers, which may be exacerbated by recent bankruptcies and other pressures within the automotive industry; the inability of our suppliers to deliver products at the scheduled rate and disruptions arising in connection therewith; interest rate risk arising from our variable rate indebtedness (which constitutes a significant portion of the company’s indebtedness); loss of market share by domestic vehicle manufacturers; efforts by our customers to consolidate their supply base; severe inflationary pressures impacting the market for commodities; escalating pricing pressures from our customers; our dependence on our largest customers; fluctuations in foreign exchange rates; our substantial leverage; product liability and warranty and recall claims and efforts by customers to alter terms and conditions concerning warranty and recall participation; limitations on flexibility in operating our business contained in our debt agreements; the possibility that our owners’ interests will conflict with ours and other risks and uncertainties set forth under “Risk Factors” in the 10-K and in our other SEC filings. We do not intend or assume any obligation to update any of these forward-looking statements.
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